Battle Fowler LLP
                         A Limited Liability Partnership
                                Park Avenue Tower
                               75 East 55th Street
                              New York, N.Y. 10022










                                 (212) 856-6877






                                February 28, 1997


VIA EDGAR

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

         Re:  Glickenhaus Value Portfolios,
              The 1996 Equity Collection
              Registration No. 33-64155

Ladies and Gentlemen:

                  On behalf of Glickenhaus & Co., Sponsor of Glickenhaus Value Portfolios, The 1996 Equity Collection, we transmit the
Rule 24f-2 Notice for filing under the Securities Act of 1933.

                  We have wired transferred funds in the amount of $527.88 on behalf of the Sponsor to the account of the Securities and Exchange Commission at Mellon Bank in payment of the fee.

                                                     Very truly yours,



                                                     Gary D. Rawitz

Enclosure

cc:  Mr. Michael Lynch

C/M:  10726.0002 463563.1